Exhibit 99.1

PRESS RELEASE

	Contacts:	Robert McPherson
Sr. Vice President, CFO
Metals USA Holdings Corp.
FOR IMMEDIATE RELEASE		713-965-0990

METALS USA REPORTS 2008 YEAR-END RESULTS

February 2, 2009 – HOUSTON, TEXAS – Metals USA Holdings Corp. today announced its results for the quarter and year ended December 31, 2008. The Company recorded net sales for the fourth quarter of $456.4 million, a $24.2 million increase from the $432.2 million recorded during the fourth quarter 2007. EBITDA (as defined in the attached table) for the quarter ended December 31, 2008 was $12.8 million, a $13.6 million decrease from the $26.4 million recorded in the fourth quarter 2007. The fourth quarter 2008 results included a pre-tax $6.8 million write-down for inventory lower of cost or market adjustments in the metals service center segments.

The Company recorded net sales for the fiscal year ended December 31, 2008 of $2,156.2 million, a $310.9 million increase from the $1,845.3 million recorded during fiscal year 2007. EBITDA for the year ended December 31, 2008 was $230.0 million, a 68% increase from the $137.1 million recorded for fiscal year 2007.

Adjusted EBITDA (as defined and calculated in the attached table) was $19.1 million for the fourth quarter and $242.1 million for the 2008 fiscal year. Adjusted EBITDA is a non-GAAP financial measure used by Metals USA and its creditors to monitor the performance of the business. The Company recognized depreciation and amortization expenses during the quarter of $5.1 million and $21.3 million for the full year. Interest expense for the fourth quarter was $22.5 million and $87.9 million for the year. Operating income, the GAAP measure that we believe is most comparable to Adjusted EBITDA, was $7.4 million for the fourth quarter, $11.9 million lower than the same period last year. Operating income for the year was $206.4 million, $93.0 million more than the previous year.

Lourenco Goncalves, the Company’s Chairman, President and C.E.O., stated: “Despite the recessionary environment and challenging conditions for business, 2008 was Metals USA’s best year ever, which translated into record revenues and record profits.” Mr. Goncalves added: “We initiated our response to the first signs of approaching market weakness and by year-end we believe we are appropriately positioned for 2009. Our working capital is in great shape and our customers recognize our ability to provide service.”

The Company had $368 million drawn under its asset based loan facility (“ABL Facility”) at December 31, 2008, with excess availability of $71 million. Cash balances were $167 million at year-end. Between the Company’s cash on hand and its excess availability Metals USA had $238 million of liquidity at December 31, 2008. Net debt of $777 million at year end was $67 million lower than net debt of $844 million on December 31, 2007 due primarily to strong earnings in 2008. Capital expenditures for 2008 were $12 million. Net cash provided by operating activities during 2008 was $73 million. Net income for the year was $73 million, which included non-cash costs of approximately $33 million. Additionally, changes in operating assets and liabilities resulted in a cash outflow of approximately $33 million for the year, an amount that was primarily attributable to increases in inventories and a decrease in accounts payable, partially offset by a decrease in accounts receivable.

On September 26, 2008 the Company elected the PIK Interest payment option on its Senior Floating Rate Toggle Notes due 2012 (the”2007 Notes”) for the interest period beginning on October 1, 2008, and ending on December 31, 2008. The Company intends to continue its PIK Interest election for the foreseeable future. Additionally, a pre-tax $5.1 million charge for the impairment of goodwill and customer list intangible assets associated with the building products segment was recorded in the corporate segment at year end.

Metals USA has scheduled a conference call for Monday, February 2, 2009 at 3:00 p.m. Eastern Time. Anyone interested in hearing the call live may gain access via the Company’s website. A replay of the call will be available approximately two hours after the live broadcast ends and will be available until approximately March 1, 2009. To access the replay, dial (888) 203-1112 and enter the pass code 6591742.

Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, non-ferrous metals, and building products markets. For more information, visit the Company’s website at www.metalsusa.com. The information contained in this release is limited and the Company encourages interested parties to read the Company’s historical Form 10-K and 10-Q’s which are on file with the Securities and Exchange Commission for more complete historical information about the Company. Additionally, copies of the Company’s filings with the Securities and Exchange Commission, together with press releases and other information investors may find of benefit, can be found at the Company’s website at www.metalsusa.com under “Investor Relations.”

This press release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those disclosed in the Company’s historic periodic filings with the Securities and Exchange Commission.

- Tables follow -

Metals USA Holdings Corp.

Unaudited Consolidated Statements of Operations

(In millions)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2008	2007	2008	2008	2007
Revenues:
Net sales	$456.4	$432.2	$617.7	$2,156.2	$1,845.3
Operating costs and expenses:
Cost of sales (exclusive of operating and delivery, and depreciation and amortization shown below)	367.0	335.6	446.4	1,612.9	1,418.8
Operating and delivery	41.5	44.8	48.6	186.1	178.4
Selling, general and administrative	30.3	25.9	33.9	126.8	112.4
Depreciation and amortization	5.1	6.6	5.3	21.3	22.1
(Gain) loss on sale of property and equipment	—	—	(0.9)	(2.4)	—
Impairment of assets	5.1	—	—	5.1	0.2

Operating income	7.4	19.3	84.4	206.4	113.4
Other (income) expense:
Interest expense	22.5	23.3	20.4	87.9	87.0
Loss on extinguishment of debt	—	—	—	—	8.4
Other (income) expense, net	(0.4)	0.1	0.2	(0.2)	(0.7)

Income (loss) before income taxes	(14.7)	(4.1)	63.8	118.7	18.7
Provision (benefit) for income taxes	(7.7)	(5.9)	27.8	46.1	4.8

Net income (loss)	$(7.0)	$1.8	$36.0	$72.6	$13.9

Metals USA Holdings Corp.

Unaudited Consolidated Balance Sheets

(In millions, except share amounts)

	December 31, 2008	December 31, 2007
Assets

Current assets:
Cash and cash equivalents	$166.7	$13.6
Accounts receivable, net of allowance of $8.8 and $8.3, respectively	189.3	196.8
Inventories	422.6	409.8
Deferred income tax asset	23.6	19.7
Prepayments and other	6.5	7.5

Total current assets	808.7	647.4
Property and equipment, net	190.1	202.1
Assets held for sale	1.8	—
Intangible assets, net	13.6	23.3
Goodwill	49.9	60.2
Other assets, net	24.1	26.0

Total assets	$1,088.2	$959.0

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$47.2	$75.5
Accrued liabilities	60.9	63.3
Current portion of long-term debt	1.6	2.3

Total current liabilities	109.7	141.1
Long-term debt, less current portion	942.6	855.0
Deferred income tax liability	62.2	67.4
Other long-term liabilities	24.7	21.1

Total liabilities	1,139.2	1,084.6

Commitments and contingencies
Stockholders’ deficit:
Common stock, $.01 par value, 30,000,000 shares authorized, 14,077,500 issued and outstanding at December 31, 2008 and December 31, 2007, respectively	0.1	0.1
Additional paid-in capital	6.4	0.7
Retained deficit	(54.5)	(127.1)
Accumulated other comprehensive income (loss)	(3.0)	0.7

Total stockholders’ deficit	(51.0)	(125.6)

Total liabilities and stockholders’ deficit	$1,088.2	$959.0

Metals USA Holding Corp.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Twelve Months Ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$72.6	$13.9
Adjustments to reconcile net income to net cash provided by operating activities:
(Gain) loss on sale of property and equipment	(2.4)	0.1
Impairment of assets	5.1	0.2
Provision for bad debts	3.1	1.7
Depreciation and amortization	23.6	23.8
Loss on debt extinguishment	—	8.4
Amortization of debt issuance costs and discounts on long-term debt	6.0	5.0
Deferred income taxes	(3.1)	(3.7)
Stock-based compensation	1.1	4.8
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	4.4	17.9
Inventories	(12.8)	41.7
Prepayments and other	0.4	0.3
Accounts payable and accrued liabilities	(32.9)	2.1
Other	8.3	3.0

Net cash provided by operating activities	73.4	119.2

Cash flows from investing activities:
Sale of assets	9.5	1.2
Purchases of assets	(12.2)	(21.5)
Acquisition costs, net of cash acquired	—	(38.2)

Net cash used in investing activities	(2.7)	(58.5)

Cash flows from financing activities:
Borrowings on credit facility	1,056.0	574.5
Repayments on credit facility	(968.5)	(623.0)
Issuance of long-term debt	—	291.0
Repayments of long-term debt	(2.4)	(150.7)
Deferred financing costs	(2.7)	(6.2)
Dividends paid	—	(288.5)

Net cash provided by (used in) financing activities	82.4	(202.9)

Net increase (decrease) in cash and cash equivalents	153.1	(142.2)
Cash and cash equivalents, beginning of period	13.6	155.8

Cash and cash equivalents, end of period	$166.7	$13.6

Metals USA Holdings Corp.

Unaudited Supplemental Segment and Non-GAAP Information

(In millions, except shipments)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2008	2007	2008	2008	2007
Segment:

Flat Rolled and Non-Ferrous:
Net sales	$187.9	$187.6	$244.5	$882.9	$817.7
Operating Income	$6.1	$7.2	$28.0	$78.2	$50.1
Depreciation and amortization	$1.7	$2.6	$1.7	$7.1	$5.5
EBITDA (1)	$7.8	$9.8	$29.7	$85.3	$55.6
Adjusted EBITDA (2)	$7.8	$10.8	$29.7	$85.3	$56.6
Shipments (3)	118	147	151	601	614

Plates and Shapes:
Net sales	$246.1	$217.0	$339.9	$1,161.2	$889.7
Operating Income	$15.7	$19.1	$62.4	$170.7	$92.8
Depreciation and amortization	$2.3	$2.3	$2.3	$9.2	$8.9
EBITDA (1)	$18.0	$21.4	$64.7	$179.9	$101.7
Adjusted EBITDA (2)	$18.0	$22.4	$64.7	$179.9	$102.7
Shipments (3)	165	200	212	837	826

Building Products:
Net sales	$25.7	$31.4	$37.8	$126.0	$152.4
Operating Income	$(2.7)	$(2.7)	$1.8	$(9.1)	$(0.3)
Depreciation and amortization (5)	$0.4	$0.7	$0.7	$2.9	$2.3
EBITDA (1)	$(2.3)	$(2.0)	$2.5	$(6.2)	$2.0
Adjusted EBITDA (2)	$(2.3)	$(1.5)	$1.8	$(2.2)	$2.7
Shipments (3)	—	—	—	—	—

Corporate and other:
Net sales	$(3.3)	$(3.8)	$(4.5)	$(13.9)	$(14.5)
Operating Income	$(11.7)	$(4.3)	$(7.8)	$(33.4)	$(29.2)
Depreciation and amortization	$1.0	$1.5	$1.1	$4.4	$7.0
EBITDA (1)	$(10.7)	$(2.8)	$(6.7)	$(29.0)	$(22.2)
Adjusted EBITDA (2)	$(4.4)	$(1.9)	$(6.1)	$(20.9)	$(15.9)
Shipments (3) (4)	(2)	(3)	(3)	(10)	(11)

Consolidated:
Net sales	$456.4	$432.2	$617.7	$2,156.2	$1,845.3
Operating Income	$7.4	$19.3	$84.4	$206.4	$113.4
Depreciation and amortization (5)	$5.4	$7.1	$5.8	$23.6	$23.7
EBITDA (1)	$12.8	$26.4	$90.2	$230.0	$137.1
Adjusted EBITDA (2)	$19.1	$29.8	$90.1	$242.1	$146.1
Shipments (3)	281	344	360	1,428	1,429

(1)	EBITDA is the summation of Operating Income and Depreciation and Amortization. We believe that EBITDA is commonly used as a measure of performance for companies in our industry and is frequently used by analysts, investors, lenders and other interested parties to evaluate a company’s financial performance and its ability to incur and service debt. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or a measure of liquidity.
(2)	Adjusted EBITDA, as contemplated by our credit documents, is used by our lenders for debt covenant compliance purposes. Adjusted EBITDA is EBITDA adjusted to eliminate management fees to related parties, one-time, non-recurring charges related to the use of purchase accounting, and other non-cash income or expenses, which are more particularly defined in our credit documents and the indentures governing our notes.
(3)	Unaudited and is expressed in thousands of tons. Not a meaningful measure for Building Products.
(4)	Negative net sales and shipment information represent the elimination of intercompany transactions.
(5)	Includes depreciation expense recorded in cost of sales.

EBITDA and Adjusted EBITDA Non-GAAP Measures, Reconciliations and Explanations

EBITDA represents net income before interest, income taxes, depreciation and amortization. Adjusted EBITDA (as defined by the loan and security agreement governing the ABL facility and the indentures governing the Metals USA Notes and the 2007 Notes) is defined as EBITDA further adjusted to exclude certain non-cash, non-recurring and realized (or in the case of the indentures, expected) future cost savings directly related to prior acquisitions. EBITDA and Adjusted EBITDA are not defined terms under GAAP. Neither EBITDA nor Adjusted EBITDA should be considered an alternative to operating income or net income as a measure of operating results or an alternative to cash flow as a measure of liquidity.

There are material limitations associated with making the adjustments to our earnings to calculate EBITDA and Adjusted EBITDA and using these non-GAAP financial measures as compared to the most directly comparable GAAP financial measures. For instance, EBITDA and Adjusted EBITDA do not include:

•	interest expense, and because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue;

•	depreciation and amortization expense, and because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue; and

•	income tax expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate.

We present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by our investors and other interested parties, as well as by our management, in the evaluation of companies in our industry, many of which present EBITDA when reporting their results. In addition, EBITDA provides additional information used by our management and board of directors to facilitate internal comparisons to historical operating performance of prior periods. Further, management believes EBITDA facilitates their operating performance comparisons from period to period because it excludes potential differences caused by variations in capital structure (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting depreciation expense).

We believe that the inclusion of supplemental adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about the performance of the business, and we are required to reconcile net income to Adjusted EBITDA to demonstrate compliance with debt covenants. Management uses Adjusted EBITDA as a key indicator to evaluate performance of certain employees.

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2008	2007	2008	2008	2007
	(In millions)
Operating Income	$7.4	$19.3	$84.4	$206.4	$113.4
Depreciation and amortization (1)	5.4	7.1	5.8	23.6	23.7

EBITDA	12.8	26.4	90.2	230.0	137.1
Indenture defined adjustments to EBITDA:
Facility closure	—	0.5	(0.7)	4.0	0.7
Stock options and grant expense	0.3	0.3	0.3	1.2	4.8
Management fees and other costs	0.9	0.6	0.3	1.8	1.5
Impairment of assets	5.1	—	—	5.1	—
Pension withdrawal liability	—	2.0	—	—	2.0

Adjusted EBITDA	$19.1	$29.8	$90.1	$242.1	$146.1

(1)	Includes depreciation expense recorded in cost of sales for the Building Products Group.